Exhibit 10.27

Colin Sussman
AgCentral Pty Limited
[***]
[***]

25 June 2021

Dear Colin,

Vast Solar Pty Ltd – Convertible Notes No. 3, 4 and 5 – Interest Variation and Extension Request

As you are aware, Vast Solar and AgCentral are parties to a Funding Agreement dated on or about 19 February 2016 (First Funding Agreement), pursuant to which Vast Solar issued Convertible Notes No 3, a Funding Agreement on 23 November 2017 (Second Funding Agreement), pursuant to which Vast Solar issued Convertible Notes No 4 and a Funding Agreement on 14 July 2020 (Third Funding Agreement), pursuant to which Vast Solar issued Convertible Notes No 5, collectively the “Convertible Notes”.

Interest Variation Request

As discussed, in light of the current market, ongoing uncertainties regarding the pandemic as well as the significant delays being experienced with Vast Solar’s first major commercial plant (the NWQHPP) we request an interest free period in relation to the Convertible Notes be considered.

NWQHPP

As advised, while the Joint Development Agreement (JDA) with Stanwell Corporation Limited (Stanwell) was executed in February 2021, this was significantly later than initially forecast. Further, following the JDA execution and appointment of the Project Director, the detailed planning process which subsequently took place identified further delays and forecast achievement of financial close in August 2022. This timeline is driven primarily by the three critical path workstreams: Offtake; EPC; and Electrical Connection. Significant delays with potential offtakers have been experienced and, while Vast Solar and Stanwell remain confident that the Project will secure 50MW of offtake on acceptable terms, the delays have directly extended the project schedule. Additional unforeseen requirements for engagement with Stanwell’s shareholding ministers have also impacted the critical path.

In accordance with the terms of issue under the First, Second and Third Funding Agreements, the Convertible Notes bear interest at 8% per annum, accrued daily and paid six monthly in arrears. With effect from 1 January 2021, we request an interest free period of 12 months, with the interest rate to be reconsidered on 1 January 2022.

Maturity Extension Request

As also discussed, we request an extension of the maturity of the above Convertible Notes on the same terms, with interest varied as above, from 31 December 2021 to 31 December 2022.

Acknowledgement

Please sign and return as indicated below should the above be accepted by AgCentral Pty Limited.

Please feel free to contact either me or Christina Hall if you have any queries in relation to the above.

Vast Solar Pty Ltd ABN 37 136 258 574
[***] | E. [***]
www.vastsolar.com

Yours sincerely,

/s/ Craig Wood

Craig Wood

Chief Executive Officer

Agcentral Pty Limited Acknowledgement

EXECUTED by AGCENTRAL PTY LIMITED by its authorised representative:

/s/ Colin Raymond Sussman

Signature of authorised representative

Colin Raymond Sussman

Name of authorised representative

Vast Solar Pty Ltd
[***]| P. [***]| E. [***]
www.vastsolar.com